UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 19, 2019

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

875 Prospect Street, Suite 304 La Jolla, CA 92037

(Address of principal executive offices)

(858) 459-4000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	RVEN	Nasdaq

Item 5.07.	Submission of Matters to a Vote of Security Holders

We held an annual meeting of stockholders on June 19, 2019, for purposes of:

•	Electing eight directors, each to serve until our 2020 Annual Meeting of Stockholders; and
•	Ratifying the appointment of Squar Milner LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

All of the persons nominated to serve on our board of directors, namely Chad M. Carpenter, Jon Haahr, Xiaofan Bai, Xiaohang Bai, Richard Imperiale, Yifeng Huang, Xinghua Wang and Zhen Luo, were elected to our board of directors, with shares voted as follows:

	Shares voted for	Shares withheld
Chad M. Carpenter	6,970,426	748
Jon Haahr	6,969,949	1,225
Xiaofan Bai	6,969,553	1,621
Xiaohang Bai	6,969,949	1,225
Richard Imperiale	6,970,426	748
Yifeng Huang	6,970,426	748
Xinghua Wang	6,970,426	748
Zhen Luo	6,970,426	748

In addition, our shareholders ratified the appointment of Squar Milner LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, with shares voted as follows:

Shares voted for	8,616,015
Shares against	0
Shares abstaining	19,452

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: June 21, 2019	/s/ Chad M. Carpenter
Chad M. Carpenter,
Chief Executive Officer